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                                                                   EXHIBIT 10.1

                                 THE GAP, INC.
                NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
                     AMENDED AND RESTATED OCTOBER 30, 2001

   THE GAP, INC., hereby adopts The Gap, Inc. Nonemployee Director Deferred Compensation Plan, as follows:

                                      1
                       BACKGROUND, PURPOSE AND DURATION

   1.1 Effective Date. The Plan is effective as of August 26, 1997.

   1.2 Purpose of the Plan. The Plan is intended to increase incentive and to encourage Share ownership on the part of directors of the Company who are employees of neither the Company nor of any Affiliate, and to provide such directors with the opportunity to defer compensation on a pre-tax basis. The Plan also is intended to further the growth and profitability of the Company.

                                      2
                                  DEFINITIONS

   The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

   2.1 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

   2.2 "Board" means the Board of Directors of the Company.

   2.3 "Company" means The Gap, Inc., a Delaware corporation, or any successor thereto.

   2.4 "Compensation" means a Nonemployee Director's quarterly cash retainer for serving as a Nonemployee Director. A Participant's Compensation shall not include any other type of remuneration.

   2.5 "Director" means any individual who is a member of the Board.

   2.6 "Disability" means the permanent and total disability of the Participant, as determined by the Board in its discretion in accordance with uniform and nondiscriminatory standards adopted by the Board from time to time.

   2.7 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

   2.8 "Fair Market Value" means the arithmetic mean of the highest and lowest quoted per Share selling prices for Shares on the relevant date, as quoted in the New York Stock Exchange Composite Transactions Index published in the Wall Street Journal, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day after the relevant date, as determined by the Committee.

   2.9 "Fiscal Quarter" means a fiscal quarter of the Company.

   2.10 "Fiscal Year" means the fiscal year of the Company.

   2.11 "Grant Date" means, with respect to an Option, the date on which the Option was granted.

   2.12 "Nonemployee Director" means a Director who is an employee of neither the Company nor of any Affiliate.

   2.13 "Option" means an option to purchase Shares granted pursuant to Sections 5.2 and 5.3.

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   2.14 "Option Agreement" means the written agreement setting forth the terms and provisions applicable to each Option granted under the Plan.

   2.15 "Participant" means a Nonemployee Director who has elected to make Compensation deferrals under the Plan and to receive an Option in lieu of such Compensation.

   2.16 "Plan" means The Gap, Inc. Nonemployee Director Deferred Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

   2.17 "Retirement" means termination of service on the Board on account of retirement pursuant to The Gap, Inc. Nonemployee Director Retirement Plan.

   2.18 "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any future regulation amending, supplementing or superseding such regulation.

   2.19 "Shares" means the shares of the Company's common stock, $0.05 par value.

   2.20 "Termination of Service" means a cessation of the Participant's service on the Board for any reason.

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                                ADMINISTRATION

   3.1 Authority of the Board. The Plan shall be administered by the Board. It shall be the duty of the Board to administer the Plan in accordance with the Plan's provisions. The Board shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) interpret the Plan and the Options, (b) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (c) interpret, amend or revoke any such rules, and (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Nonemployee Directors who are foreign nationals or employed outside of the United States.

   3.2 Delegation by the Board. The Board, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Board may not delegate its authority and powers in any way which would jeopardize the Plan's qualification under Rule 16b-3.

   3.3 Decisions Binding. All determinations and decisions made by the Board, and any delegate of the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

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                          SHARES SUBJECT TO THE PLAN

   4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 675,000. Shares issued under the Plan shall be treasury Shares only.

   4.2 Lapsed Options. If an Option terminates, expires, or lapses for any reason, any Shares subject to such Option again shall be available to be the subject of an Option.
   4.3 Adjustments in Options and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Board shall adjust the number and class of Shares which may be delivered under the Plan, and the number, class, and Exercise Price of Shares

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subject to outstanding Options, as the Board (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Options. Beginning October 28, 1998 any such adjustments by stock dividend or split-up shall not apply to the future grants provided by Section 5. Notwithstanding the preceding, the number of Shares subject to any Option always shall be a whole number.

                                      5
                      COMPENSATION DEFERRALS AND OPTIONS

   5.1 Elections by Nonemployee Directors. Each Nonemployee Director's decision to become a Participant shall be entirely voluntary.

   5.1.1 Current Nonemployee Directors. A Nonemployee Director who is such on August 26, 1997, may elect to become a Participant in the Plan by electing, no later than October 31, 1997, to defer receipt of all of his or her Compensation in exchange for an Option. An election under this Section 5.1.1 to make Compensation deferrals shall be effective for the remainder of the 1997 Fiscal Year (beginning with the quarterly payment that would be made for and in the fourth quarter ending January 31, 1998) and for each succeeding Fiscal Year, until changed by the Nonemployee Director in accordance with such procedures as the Board (in its discretion) may specify from time to time.

   5.1.2 New Nonemployee Directors. A Nonemployee Director who first becomes such after August 26, 1997, may elect to become a Participant in the Plan by electing, within thirty (30) days of the date on which he or she first becomes a Nonemployee Director, to defer receipt of all of his or her Compensation in exchange for an Option. An election under this Section 5.1.2 to make Compensation deferrals shall be effective for the remainder of the Fiscal Year in which the election is made and for each succeeding Fiscal Year, until changed by the Nonemployee Director in accordance with such procedures as the Board (in its discretion) may specify from time to time.

   5.1.3 Timing and Form of Elections. Notwithstanding any contrary provision of the Plan, the Board (in its sole discretion) shall determine the manner and deadlines for Participants to make elections under the Plan.

   5.2 Terms of Options.

   5.2.1 Grant Date of Options. Each Option shall be granted on the last business day of the Fiscal Quarter in which the Compe2.15 "Participant" means a Nonemployee Director who has elected to make Compensation deferrals under the Plan and to receive an Option in lieu of such Compensation. ation deferred by the Nonemployee Director otherwise would have been paid to him or her.

   5.2.2 Option Agreement. Each Option shall be evidenced by a written stock option agreement which shall be executed by the Participant and the Company.

   5.2.3 Exercisability. Each Option shall be fully exercisable on its Grant
Date.

   5.2.4 Not Incentive Stock Options. Options granted under the Plan are not incentive stock options intended to meet the requirements of section 422 of the Internal Revenue Code of 1986, as amended.

   5.2.5 Exercise. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Board, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Board, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as administratively practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

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   5.3 Additional Terms of Options.

   5.3.1 Number of Shares. The number of Shares subject to each Option shall be
937. However, if the Exercise Price per Share as calculated in Section 5.3.2 is equal to 25% of the Fair Market Value per Share on the applicable Grant Date, beginning October 30, 2001, the number of Shares covered by each Option shall equal (a), divided by the quantity of (b) minus (c). For purposes of this
Section 5.3.1, (a) shall equal the amount of the Participant's Compensation deferrals for the Fiscal Quarter which includes the Grant Date, (b) shall equal the Fair Market Value per Share on the applicable Grant Date, and (c) shall equal 25% of the Fair Market Value per Share on the applicable Grant Date as determined in Section 5.3.2. For example, if the Participant's Compensation deferrals for the Fiscal Quarter are $9,000, the Fair Market Value per Share is $12.00 and the Exercise Price per Share is $3.00 (25% of $12.00), the number of shares subject to each Option will equal 1,000 (i.e. $9,000 divided by the quantity of $12.00 minus $3.00). In no event shall the amount of Shares subject to the Option with respect to any Fiscal Quarter exceed 2,500 Shares. Additional amounts will be paid in cash. For example, if the Participant's Compensation deferrals for the Fiscal Quarter are $17,000, the Fair Market Value per Share is $8.00 and the Exercise Price per Share is $2.00 (25% of $8.00), the number of shares subject to each Option will be limited to 2,500 ($17,000 divided by the quantity of $8.00 minus $2.00 equals 2,833). The remaining $2,000 (i.e. $8.00 minus $2.00 multiplied by 333 Shares) will be paid in cash.

   5.3.2 Exercise Price. The Exercise Price per Share for the Shares subject to each Option shall equal (a) minus (b), divided by (c). For purposes of this
Section 5.3.2, (a) shall equal the Fair Market Value of such Shares on the applicable Grant Date, (b) shall equal the amount of the Participant's Compensation deferrals for the Fiscal Quarter which includes the Grant Date, and (c) shall equal 937. For example, if the Fair Market Value of the Shares covered by an Option is $12,181and the Participant's Compensation deferrals for the Fiscal Quarter are $9,000, the Exercise Price per Share will equal $3.39 (i.e., $12,181minus $9,000, divided by 937). However, in no event shall the Exercise Price per Share be less than 25% of the Fair Market Value per Share on the applicable Grant Date. In such an event, the Exercise Price per Share subject to each Option shall equal 25% of the Fair Market Value per Share on the applicable Grant Date and the number of Shares subject to the Option shall be increased in accordance with Section 5.3.1.

   5.3.3 Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

      (a) The expiration of seven (7) years from the Grant Date; or

      (b) The expiration of three (3) months from the date of the Participant's Termination of Service for a reason other than death, Disability or Retirement; or

      (c) The expiration of three (3) years from the date of the Participant's Termination of Service by reason of Disability or Retirement.

   5.3.4 Death of Participant. Notwithstanding Section 5.3.3, if a Director dies prior to the expiration of his or her Option pursuant to Section 5.3.3, such Option shall terminate three (3) years after the date of his or her death.

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                                 MISCELLANEOUS

   6.1 No Effect on Service. Neither the establishment or maintenance of the Plan, nor any action of the Company or the Board, shall be held or construed to confer upon any individual any right to continue as a member of the Board.

   6.2 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from
(a) any loss, cost, liability, or expense that may be imposed

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upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
   6.3 Successors. All obligations of the Company under the Plan, with respect to Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

   6.4 Beneficiary Designations. If permitted by the Board, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested Option shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Board. In the absence of any such designation, any vested Option remaining unexercised and unexpired at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the Option Agreement, any unexercised vested Option may be exercised by the administrator or executor of the Participant's estate.

   6.5 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.4. All rights with respect to an Option granted to a Participant shall be available during his or her lifetime only to the Participant.

   6.6 No Rights as Stockholder. Except to the limited extent provided in Sections 6.4 and 6.5, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

   6.7 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Option (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FUTA obligation) required to be withheld with respect to such Option (or exercise thereof).

   6.8 Withholding Arrangements. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Option by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount so withheld shall not exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

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                                      7
                     AMENDMENT, TERMINATION, AND DURATION

   7.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, at any time and for any reason. The amendment or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Option theretofore granted to such Participant.
   7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

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                              LEGAL CONSTRUCTION

   8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   8.3 Requirements of Law. The granting of Options and the issuance of Shares pursuant to the exercise of Options shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

   8.4 Compliance with Rule 16b-3. All transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, an Option Agreement or action by the Board fails to so comply, it shall be deemed null and void, to the extent deemed advisable by the Board. Notwithstanding any contrary provision of the Plan, if the Board specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

   8.5 Governing Law. The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of California.

   8.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.


                                          EXECUTION

                                          By:    /S/ LAURI M. SHANAHAN
                                             __________________________________
                                                 Senior Vice President,
                                                     General Counsel

Dated: October 30, 2001

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